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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2002, as included in the annual report on Form 10-K of Nortech Systems Incorporated for each of the years in the three years in the period ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 13, 2002 relating to the financial statement schedule which appears in such annual report on Form 10-K, and to the reference to our firm under the caption "Experts" in the Prospectus.

	/s/	LARSON, ALLEN, WEISHAIR & CO., LLP
LARSON, ALLEN, WEISHAIR & CO., LLP
St. Cloud, Minnesota August 29, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS